Exhibit 99.2

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen, Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES CHANGE IN CORPORATE STRUCTURE

AND NEW CAPITAL ALLOCATION STRATEGY

BRENTWOOD, Tenn. – August 5, 2020 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today that its Board of Directors has unanimously approved a plan to revoke its Real Estate Investment Trust (REIT) election and become a taxable C corporation, effective January 1, 2021. The decision is the result of an evaluation of corporate structure and capital allocation alternatives announced on June 17, 2020.

Additionally, the Board voted unanimously to discontinue the Company’s quarterly dividend and prioritize allocating the Company’s substantial free cash flow to debt reduction, with a target total leverage ratio of 2.25x to 2.75x, excluding project specific non-recourse debt. Following our first priority of debt reduction, we expect to allocate a substantial portion of our free cash flow to returning capital to shareholders, which could include share repurchases and future payments of dividends. We will also pursue attractive growth opportunities, including new development opportunities in our Properties segment to meet the need to modernize outdated correctional infrastructure across the country, focus efforts on optimizing utilization of existing bed capacity in our Safety segment, and evaluate additional opportunities to provide services in our Community segment that have not been available under the REIT structure. We also intend to capitalize on opportunities to increase our investment in programs and services that expand the leadership role we play in addressing the most pressing issues facing America’s criminal justice system. Beyond the operating cash flow we generate from our business, we also plan to evaluate the sale of up to $150 million in net proceeds of lower yielding non-core real estate assets in our Properties segment, which would allow us to accelerate the implementation of our revised capital allocation strategy.

“CoreCivic will have much greater flexibility to allocate our substantial free cash flow in a manner that serves the best interests of our shareholders, our business, our government partners, and the people and communities we together serve,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “We believe our revised structure and strategy, combined with a resilient core business, will result in significantly more liquidity, a stronger balance sheet and lower cost of capital, which will enable us to reduce our reliance on the capital markets. Each day our employees work tirelessly to implement life-changing programs for the people entrusted to our care. We’re excited about the opportunity to create value for our shareholders while growing in even more ways that help those in our care succeed with the next step in their lives.”

The Company will continue to operate as a REIT for the remainder of the 2020 tax year, and existing REIT requirements and limitations, including those established by the Company’s organizational documents, will remain in place until January 1, 2021. CoreCivic engaged Moelis & Company as financial advisor and Bass, Berry & Sims PLC and Latham & Watkins, LLP as legal advisors to assist in the process.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded REIT and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) whether revoking our REIT election and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (ii) our ability to identify and consummate the sale of certain non-core assets at attractive prices; (iii) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (iv) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention, and reentry facilities, including the facilities we operate; (v) the location and duration of shelter in place orders and other restrictions associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (vi) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates, and risks of operations; (viii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (ix) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities, and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds;

(x) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including but not limited to, the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement, under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (xi) our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (xii) our ability, following revocation of our REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure; (xiii) our ability to meet and maintain qualification for taxation as a REIT for the years the Company elected REIT status; and (xiv) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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